                                                                    EXHIBIT 10.3


                                CREDIT AGREEMENT

                                     among

                     FIRST WAVE MARINE, INC., as Borrower,

                                      and

                   each of the banks or lending institutions
                    from time to time party hereto, as Banks

                                      and

                    SOUTHWEST BANK OF TEXAS, N.A., as Agent

                            Dated as of June 9, 1998

                               TABLE OF CONTENTS

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ARTICLE I

         Definitions.................................................................1
         Section 1.1         Definitions.............................................1
         Section 1.2         Other Definitional Provisions..........................11

ARTICLE II

         Advances...................................................................12
         Section 2.1         Commitments............................................12
         Section 2.2         Note...................................................12
         Section 2.3         Repayment of Advances..................................12
         Section 2.5         Letters of Credit......................................12
         Section 2.6         Procedure for Issuing Letters of Credit................12
         Section 2.7         Payments Constitute Advances...........................13
         Section 2.8         Letter of Credit Fee...................................13
         Section 2.10        Obligations Absolute...................................13
         Section 2.11        Limitation of Liability................................14

ARTICLE III

         Requests for Advances; Interest; Payments; Fees

         Section 3.1         Borrowing Procedure....................................14
         Section 3.3         Unused Availability Commitment Fee.....................15
         Section 3.4         Reduction or Termination of Commitments................15
         Section 3.6         Administrative Fee.....................................16

ARTICLE IV

         Payments and Allocations of Advances; Yield Protection and Illegality......16
         Section 4.1         Method of Payment......................................16
         Section 4.2         Voluntary Prepayment...................................16
         Section 4.3         Mandatory Prepayments..................................16
         Section 4.4         Pro Rata Treatment.....................................17
         Section 4.5         Non-Receipt of Funds by the Agent......................17
         Section 4.6         Withholding Taxes......................................17
         Section 4.7         Withholding Tax Exemption..............................18
         Section 4.8         Computation of Interest................................18
         Section 4.9         Additional Costs in Respect of Letters of Credit.......18
         Section 4.10        Capital Adequacy.......................................19
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                               TABLE OF CONTENTS
                                  (Continued)

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ARTICLE V

         Security...................................................................19
         Section 5.1         Collateral.............................................19
         Section 5.2         Setoff.................................................19

ARTICLE VI

         Conditions Precedent.......................................................20
         Section 6.1         Initial Advance or Letter of Credit....................20
         Section 6.2         All Advances...........................................22

ARTICLE VII

         Representations and Warranties.............................................22
         Section 7.1         Corporate Existence....................................22
         Section 7.2         Financial Statements...................................22
         Section 7.3         Corporate Action; No Breach............................23
         Section 7.4         Operation of Business..................................23
         Section 7.5         Litigation and Judgments...............................23
         Section 7.6         Rights in Properties; Liens............................23
         Section 7.7         Enforceability.........................................23
         Section 7.8         Approvals..............................................23
         Section 7.9         Debt...................................................24
         Section 7.10        Taxes..................................................24
         Section 7.11        Use of Proceeds; Margin Securities.....................24
         Section 7.12        ERISA..................................................24
         Section 7.13        Disclosure.............................................24
         Section 7.14        Subsidiaries...........................................24
         Section 7.15        Agreements.............................................25
         Section 7.16        Compliance with Laws...................................25
         Section 7.17        Inventory..............................................25
         Section 7.18        Investment Company Act.................................25
         Section 7.19        Public Utility Holding Company Act.....................25
         Section 7.20        Environmental Matters..................................25

ARTICLE VIII

         Positive Covenants.........................................................26
         Section 8.1         Reporting Requirements.................................26
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                               TABLE OF CONTENTS
                                  (Continued)
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         Section 8.2         Maintenance of Existence; Conduct of Business..........28
         Section 8.3         Maintenance of Properties..............................28
         Section 8.4         Taxes and Claims.......................................29
         Section 8.5         Insurance..............................................29
         Section 8.6         Inspection Rights; Field Audit.........................29
         Section 8.7         Keeping Books and Records..............................29
         Section 8.8         Compliance with Laws...................................29
         Section 8.9         Compliance with Agreements.............................29
         Section 8.10        Further Assurances.....................................29
         Section 8.11        ERISA..................................................30

ARTICLE IX

         Negative Covenants.........................................................30
         Section 9.1         Debt...................................................30
         Section 9.2         Limitation on Liens....................................30
         Section 9.3         Mergers, Etc...........................................31
         Section 9.4         Restricted Payments....................................31
         Section 9.5         Investments............................................31
         Section 9.6         Limitation on Issuance of Capital Stock................32
         Section 9.7         Transactions With Affiliates...........................32
         Section 9.8         Disposition of Assets..................................32
         Section 9.9         Sale and Leaseback.....................................32
         Section 9.10        Prepayment of Debt.....................................32
         Section 9.11        Nature of Business.....................................32
         Section 9.12        Environmental Protection...............................32
         Section 9.13        Accounting.............................................33

ARTICLE X

         Financial Covenants........................................................33
         Section 10.1        Funded Debt/Cash Flow Ratio............................33
         Section 10.4        Minimum Consolidated Working Capital...................34
         Section 10.5        Minimum Cash Balances..................................34
         Section 10.6        Capital Expenditures...................................34
         Section 10.7        Operating Leases.......................................34

ARTICLE XI

         Default....................................................................34
         Section 11.1        Events of Default......................................34

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                               TABLE OF CONTENTS
                                  (Continued)
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         Section 11.2        Remedies...............................................36
         Section 11.4        Performance by the Agent...............................37

ARTICLE XII

         The Agent..................................................................37
         Section 12.1        Appointment, Powers and Immunities.....................37
         Section 12.2        Rights of Agent as a Bank..............................39
         Section 12.3        Sharing of Payments, Etc...............................39
         Section 12.4        INDEMNIFICATION........................................40
         Section 12.5        Independent Credit Decisions...........................40
         Section 12.6        Several Commitments....................................41
         Section 12.7        Successor Agent........................................41

ARTICLE XIII

         Miscellaneous..............................................................41
         Section 13.1        Expenses...............................................41
         Section 13.2        INDEMNIFICATION........................................42
         Section 13.3        Limitation of Liability................................42
         Section 13.4        No Duty................................................43
         Section 13.5        No Fiduciary Relationship..............................43
         Section 13.6        Equitable Relief.......................................43
         Section 13.7        No Waiver; Cumulative Remedies.........................43
         Section 13.8        Successors and Assigns.................................43
         Section 13.9        Survival...............................................45
         Section 13.10       Amendments, Etc........................................46
         Section 13.11       Maximum Interest Rate..................................46
         Section 13.12       Notices................................................46
         Section 13.13       Governing Law; Venue; Service of Process...............47
         Section 13.14       Counterparts...........................................47
         Section 13.15       Severability...........................................47
         Section 13.16       Headings...............................................47
         Section 13.17       Non-Application of Chapter 346 of Texas Finance Code...47
         Section 13.18       Construction...........................................47
         Section 13.19       Independence of Covenants..............................48
         Section 13.20       WAIVER OF JURY TRIAL...................................48
         Section 13.22       NO ORAL AGREEMENTS.....................................51

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



                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (the "Agreement"), dated as of June 9, 1998, is among FIRST WAVE MARINE, INC., a corporation duly organized and validly existing under the laws of the state of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("SWBT"), as agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         The Borrower has requested that the Banks make a revolving line of credit available to the Borrower with advances thereunder not to exceed an aggregate principal amount of $10,000,000 outstanding at any time. The Banks are willing to make such loans to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                  "AAA" is defined in Section 13.21(b) of this Agreement.

                  "Advance" means an advance of funds under the Total Commitment by the Banks or any of them to the Borrower pursuant to
         Article II.

                  "Advance Request Form" means a certificate, in substantially the form of Exhibit "B-1" hereto, properly completed and signed by the Borrower requesting an Advance.

                  "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of such Person; or
         (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any of its Subsidiaries.

                  "Agent" is defined in the preamble to this Agreement.

                  "Agreement" is defined in the preamble to this Agreement.

                  "Applicable Rate" means a rate per annum equal to the sum of the Base Rate plus one-half percent.

                  "Assigning Bank" is defined in Section 13.8(b) of this Agreement.

                  "Assignee" is defined in Section 13.8(b) of this Agreement.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 13.8, in substantially the form of Exhibit "E" hereto.

                  "Bank" and "Banks" are defined in the preamble of this Agreement.

                  "Base Rate" means, at any time, the Wall Street Journal Prime Rate, or if there is more than one Wall Street Journal Prime Rate, the highest Wall Street Journal Prime Rate, which rate may not be the lowest or best rate of interest charged by a bank to its borrowers. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect without notice to the Borrower at the time of such change in the Base Rate.

                  "Bludworth Acquisition" means the acquisition by the Borrower of all of the outstanding capital stock of John Bludworth Marine, Inc. pursuant to the terms of that certain Stock Purchase Agreement dated October 15, 1997, as amended by and among the Borrower, EAE Services, Inc., John L. Bludworth, III, John Bludworth Marine, Inc. and Bludworth Shipyard and Fabrication, Inc.

                  "Borrower" is defined in the preamble of this Agreement.

                  "Borrower Security Agreement" means the Security Agreement of the Borrower in favor of the Agent for the benefit of the Banks, in substantially the form of Exhibit "D-1" hereto, as the same may be amended, supplemented, or modified from time to time.

                  "Borrowing Base" means, at any particular time, an amount equal to the sum of 80% of Eligible Accounts.

                  "Borrowing Base Certificate" means a report substantially in the form of Exhibit "F " hereto properly completed and executed by an authorized officer of the Borrower.

                  "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

                  "Capital Expenditures" shall be determined in accordance with GAAP.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property, or both, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                  "Collateral" has the meaning specified in Section 5.1.

                  "Commitment" means, as to each Bank, the obligation of such Bank to make Advances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment," as the same may be reduced pursuant to Section
         3.4 or terminated pursuant to Section 3.4 or 11.2.

                  "Consolidated" means all items that, in conformity with GAAP, would be included in the consolidated financial statements of the Borrower and its Subsidiaries.

                  "Consolidated Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and the Subsidiaries.

                  "Consolidated Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and the Subsidiaries.

                  "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of the Borrower appears as an asset on the Borrower's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of the Borrower, any Subsidiary of the Borrower or any Affiliate of the Borrower, and (f) all other assets that are properly classified as intangible assets.

                  "Consolidated Working Capital" means, at any particular time, the amount by which Consolidated Current Assets exceed Consolidated Current Liabilities.

                  "Contribution and Indemnification Agreement" means a contribution and indemnification agreement of the Borrower and each Guarantor, in substantially the form of Exhibit "G", as the same may be amended, supplemented or modified from time to time.

                  "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money,
         (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, excluding trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

                  "Debt Service Coverage Ratio" means, for any particular period, the ratio of (a) EBITDA during the preceding four fiscal quarters to (b) the sum of all amounts paid by the Borrower and the Subsidiaries during such preceding four-quarter period for (i) interest expense, (ii) required principal reductions on all Funded Debt, and (iii) required principal reductions on all Subordinated Debt.

                  "Default" means an Event of Default or an event or condition the occurrence of which with notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means the Maximum Rate or, if no Maximum Rate exists, the sum of the Applicable Rate in effect from day to day plus five percent.

                  "Dispute" is defined in Section 13.21(a) of this Agreement.

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "EBITDA" means, at any particular time, the sum of (a) Consolidated net income of the Borrower and the Subsidiaries for such period, plus, to the extent deducted in arriving at Consolidated net income for the period, (b) depreciation, amortization, non-cash charges, taxes, and interest expense of the Borrower and the Subsidiaries for such period.

                  "Eligible Accounts" means the aggregate of all accounts receivable of Borrower and the Guarantors acceptable to Agent in its sole discretion and satisfy the following conditions: (i) are due and payable within 30 days; (ii) have been outstanding less than 90 days past the original date of invoice; (iii) have arisen in the ordinary course of business from services performed by Borrower or such Guarantor to or for the account debtor or the sale by Borrower or such Guarantor of goods in which Borrower or such Guarantor had sole ownership where such goods have been shipped or delivered to the account debtor; (iv) represent complete bona fide transactions which require no further act under any circumstances on the part of Borrower or any Guarantor to make such accounts receivable payable by the account debtor; (v) the goods sold which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (vi) the goods sold which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Agent, for the benefit of the Banks, created by the Loan Documents; (vii) are not subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; (viii) are subject to a perfected, first priority security interest in favor of Agent, for the benefit of the Banks, and are not subject to any other Lien; (ix) are not subject to setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods sold which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged; (x) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
         (xi) are not evidenced by chattel paper or an instrument of any kind;
         (xii) are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State and are not owed by any Person located outside of the United States of America;
         (xiii) if any accounts receivable are owed by the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with; and
         (xiv) are not owed by an Affiliate of Borrower or any Guarantor. No account receivable owed by an account debtor to Borrower or any Guarantor shall be included as an Eligible Account if more than 20% of the balances then outstanding on accounts receivable owed by such account debtor and its Affiliates to Borrower or any Guarantor have remained unpaid for more than 89 days from the dates of their original invoices. Additionally, accounts receivable owed by any single account debtor shall not be included as Eligible Accounts to the extent that the balances then outstanding on accounts receivable owed by such account debtor (unless otherwise approved in writing by the Agent in its sole discretion) exceed 20% of the balances then outstanding on all accounts receivable of the Borrower. The amount of any Eligible Accounts owed by an account debtor to Borrower or any Guarantor shall be reduced by the amount of all "contra accounts" and other obligations owed by Borrower or any Guarantor to such account debtor.

                  "Eligible Assignee" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Agent.

                  "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976,

         42 U.S.C. ss. 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

                  "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or any Subsidiary or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower or any Subsidiary.

                  "Event of Default" has the meaning specified in Section 11.1.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Funded Debt" means, at any particular time, the sum of the following, calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP:

                  (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, as a reimbursement obligor with respect to an issued letter of credit or similar instrument, as an obligor under a Guarantee of borrowed money, or as any other type of direct or contingent obligor), excluding the Newpark Debt and the Subordinated Debt plus (but without duplication)

                  (b) all Capital Lease Obligations (other than the interest component of such obligations).

                  "Funded Debt to Cash Flow Ratio" means, for any particular period, the ratio of (a) Funded Debt to (b) EBITDA.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board, or both, or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                  "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means, collectively, each Subsidiary of the Borrower excluding Newpark Shipbuilding & Repair, Inc., that now or hereafter executes a Guaranty in favor of the Agent, for the benefit of the Banks.

                  "Guaranty" means a guaranty agreement of each Guarantor in favor of the Agent, for the benefit of the Banks, in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented, or modified from time to time.

                  "Guarantor Security Agreement" means the security agreement of each Guarantor in favor of the Agent, for the benefit of the Banks, in substantially the form of Exhibit

         "D-2", hereto, as the same may be amended, supplemented, or modified from time to time.

                  "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                  "Indenture" means that certain Indenture dated as of February 2, 1998, executed by and among the Borrower, as issuer, certain of its Subsidiaries and BankOne, N.A., as trustee, as amended by First Supplemental Indenture dated as of February 3, 1998.

                  "Issuing Bank" means SWBT or another Bank at the request of SWBT.

                  "Letter of Credit" means any letter of credit issued by an Issuing Bank for the account of the Borrower or a Subsidiary pursuant to Article II.

                  "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

                  "Letter of Credit Request Form" means a certificate, in substantially the form of Exhibit "B-2" hereto, properly completed and signed by the Borrower requesting issuance of a Letter of Credit.

                  "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                  "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, assets, operations, or financial or other condition of Borrower or any of its Subsidiaries, or (b) the Borrower's ability to perform and pay the Obligations in accordance with the terms thereof or the Agent's and the Banks' rights to enforce or collect the Obligations.

                  "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Article 5069-1D.001, Vernon's Texas Civil Statutes, as the same may be amended or modified from time to time.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Proceeds" from any issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) legal fees and other expenses payable by the issuer in connection with such issuance, sale or other disposition.

                  "Newpark Debt" means (a) the $8,534,000 promissory note of Newpark Shipbuilding and Repair, Inc., payable to the order of Newpark Shipholding Texas, L.P., a copy of which note has been delivered to the Agent, and (b) existing Debt of Newpark Shipbuilding and Repair, Inc. to Comerica Bank-Texas.

                  "Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                  "Obligated Party" means any Person, including the Guarantors, who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                  "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any or some of them, arising out of or pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                  "Operating Lease" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

                  "Payor" is defined in Section 4.5 of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Permitted Investments" is defined in Section 9.5 of this Agreement.

                  "Permitted Liens" is defined in Section 9.2 of this Agreement.

                  "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, limited liability company, limited liability partnership, Governmental Authority, or other entity.

                  "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Principal Office" means the principal office of the Agent, presently located at Houston, Texas.

                  "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.

                  "Register" is defined in Section 13.8(d) of this Agreement.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Required Banks" means, at any time while two or fewer Banks are party to this Agreement, Banks having at least 100% of the amount of the Total Commitment and, at any time while more than two Banks are party to this Agreement, Banks holding at least 66-2/3% of the outstanding aggregate principal amount of the Total Commitment.

                  "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                  "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                  "Senior Unsecured Debt" means up to $90,000,000 of senior unsecured Debt issued by the Borrower pursuant to the terms of the Indenture upon the terms and conditions set forth therein.

                  "Subordinated Debt" means any Debt of the Borrower subordinated in payment and collection, pursuant to a valid, binding and enforceable executed Subordination Agreement, to the Debt of the Borrower to the Agent and the Banks.

                  "Subordination Agreement" means a subordination agreement in form and substance satisfactory to Agent, in its sole discretion.

                  "Subsidiary" means any Person with respect to which Borrower or any one or more Subsidiaries owns directly or indirectly 50% or more of the issued and outstanding voting stock (or equivalent interests).

                  "SWBT" is defined in the preamble of this Agreement.

                  "Termination Date" means April 30, 1999, or such earlier date and time on which the Commitments terminate as provided in this Agreement.

                  "Total Commitment" means $10,000,000, as the same may be reduced pursuant to Section 3.4 or terminated pursuant to Section 3.4 or 11.2.

                  "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

                  "Wall Street Journal Prime Rate" means the rate or rates of interest published in the Money Rates Section of the Wall Street Journal as the Prime Rate.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                                    Advances

         Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Advances to the Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding such Bank's Commitment as then in effect minus such Bank's proportionate share of outstanding Letter of Credit Liabilities; provided that the aggregate amount of all Advances at any time outstanding plus all Letter of Credit Liabilities shall not exceed the lesser of (a) the Total Commitment minus the Letter of Credit Liabilities or (b) the Borrowing Base minus the Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2 Note. The obligation of the Borrower to repay each Bank for Advances made by such Bank and interest thereon shall be evidenced by a Note executed by the Borrower, payable to the order of such Bank, in the principal amount of such Bank's Commitment as originally in effect, and dated the date hereof.

         Section 2.3 Repayment of Advances. The Borrower shall repay the unpaid principal amount of all Advances on the Termination Date.

         Section 2.4 Use of Proceeds. The proceeds of the Advances shall be used by the Borrower for working capital and general corporate purposes in the ordinary course of business.

         Section 2.5 Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue one or more Letters of Credit for the account of the Borrower or a Guarantor from time to time from the date hereof to and including the Termination Date; provided, however, that the Letter of Credit Liabilities shall not at any time exceed an amount equal to the lesser of (a) $2,000,000, (b) the amount of the Total Commitment minus the outstanding Advances, or (c) the Borrowing Base minus the outstanding Advances. Each Letter of Credit shall have an expiration date not to exceed 360 days, shall not have an expiration date beyond the Termination Date, shall be payable in Dollars, shall have a minimum face amount of $10,000 that is entered into in the ordinary course of the Borrower's or such Guarantor's business, must be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, the Issuing Bank's standard application for issuance of letters of credit as then in effect) as the Issuing Bank may require.

         Section 2.6 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least five Business Days prior notice from the Borrower to the Agent by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the requested date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof).

         Section 2.7 Payments Constitute Advances. Each payment by the Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Advance to the Borrower and this Agreement as of the day and time such payment is made by the Issuing Bank and in the amount of such payment.

         Section 2.8 Letter of Credit Fee. The Borrower shall pay to Agent for the account of the Banks a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to the greater of (a) one percent per annum of the face amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed or (b) $300.

         Section 2.9 Pro Rata Participations in Letters of Credit. By the issuance of a Letter of Credit hereunder by a Bank and without further action on the part of the Agent or the Banks, each Bank hereby agrees to purchase and such Bank agrees to sell, an undivided participation (which participation shall be nonrecourse to such Bank) in such Letter of Credit and each payment made under such Letter of Credit equal to such Bank's pro rata (based on its Commitment) share of such Letter of Credit and each payment made under such Letter of Credit, effective upon the issuance of the Letter of Credit. Each Bank hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the issuing Bank harmless from liability in respect of such Bank's pro rata share of any payment made under such Letter of Credit.

         Section 2.10 Obligations Absolute. The obligations of the Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

                  (b) Any amendment or waiver of or any consent to departure from any Loan Document;

                  (c) The existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

                  (d) Any statement, draft, or other document presented under any Letter of Credit appearing regular on its face but proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                  (e) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not strictly comply with the terms of such Letter of Credit.

         Section 2.11 Limitation of Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Bank nor any of its respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent and the Banks, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, or (d) the payment by a Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not strictly comply with the terms of the Letter of Credit. The Borrower shall have a claim against the Agent or any Bank, and the Agent and the Banks shall be liable to the Borrower, to the extent, and solely to the extent, of any direct, but not consequential, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's, the Issuing Bank's or a Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.


                                  ARTICLE III

                Requests for Advances; Interest; Payments; Fees

         Section 3.1 Borrowing Procedure. The Borrower shall give the Agent notice by means of an Advance Request Form of each requested Advance at least one Business Day before the requested date of each Advance, specifying: (a) the requested date of such Advance (which shall be a Business Day), and (b) the amount of such Advance. The Agent at its option may accept telephonic requests for Advances, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of an Advance Request Form in connection with subsequent Advances. Any telephonic request for an Advance by the Borrower shall be promptly confirmed by submission of the properly completed appropriate advance request form to the Agent. Each Advance shall be in a minimum principal amount of $50,000 or an integral multiple thereof. The Agent shall notify each Bank of the contents of each such notice. Not later than 1:00 P.M. Houston, Texas time on the date specified for each Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, the amount requested by the Agent from it, which shall not exceed its pro rata share of the Total Commitment. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

         Section 3.2 Interest. The unpaid principal amount of the Advances shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable as follows:

                  (i) on the first day of each calendar month, beginning June 1, 1998; and

                  (ii)     on the Termination Date.

Notwithstanding the foregoing, any outstanding principal of any Advance and (to the fullest extent permitted by law) any other amount payable by the Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 3.3 Unused Availability Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank (pro rata in accordance with the Commitment of each Bank) an unused availability commitment fee on the daily average unused amount of the Total Commitment for the period from and including the date of this Agreement to and including the Termination Date, at the rate of one-quarter of one percent per annum, based on a 360 day year and the actual number of days elapsed. For purposes of calculating the commitment fee hereunder, the Credit Commitment shall be deemed utilized by the amount of all Advances plus the outstanding Letter of Credit Liabilities. The accrued unused availability commitment fee shall be payable in arrears on the first day of each calendar quarter beginning July 1, 1998, and on the Termination Date.

         Section 3.4 Reduction or Termination of Commitments. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Total Commitment upon at least three Business Days' prior notice (which notice shall be irrevocable) to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $1,000,000 or an integral multiple thereof and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the respective Advances exceeds the Total Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitment may not be reinstated after it has been terminated or reduced.

         Section 3.5 Facility Fee. On the date hereof, the Borrower shall pay to Agent for the benefit of the Banks a facility fee of $50,000.

         Section 3.6 Administrative Fee. The Borrower shall pay to Agent, solely for its own account, an annual administrative fee as separately agreed between the Borrower and the Agent.


                                   ARTICLE IV

     Payments and Allocations of Advances; Yield Protection and Illegality

         Section 4.1 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Sections 4.3 and 4.4 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.2 Voluntary Prepayment. The Borrower may, upon at least one Business Day prior notice to the Agent, prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in a minimum principal amount of

$50,000 or an integral multiple thereof. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day specified above.

         Section 4.3 Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Advances plus the Total Letter of Credit Liabilities exceeds the Borrowing Base, the Borrower shall promptly prepay the outstanding Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid. If no Advances are outstanding, the Borrower shall immediately pledge to the Lender cash or cash equivalent investments in an amount equal to the excess as security for the Obligations.

         Section 4.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Advance shall be by the Banks, each payment of commitment fee under Section 3.3 shall be made for the account of the Banks, and each termination or reduction of the Total Commitment under Section 3.4 shall be applied to the respective Commitments of the Banks, pro rata according to the respective unused Total Commitment; (b) the making, of Advances shall be made pro rata among the Banks according to the amounts of their respective Commitment; and (c) each payment and prepayment of principal of or interest on Advances by the Borrower shall be made to the Agent for the account of the Banks holding Advances pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Banks.

         Section 4.5 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of an Advance to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 4.6 Withholding Taxes. All payments by the Borrower of principal of and interest on the Advances and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Bank to comply with the provisions of
Section 4.7. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 4.7 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank that so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 4.8 Computation of Interest. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 4.9 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Issuing Bank's commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by the Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Issuing Bank, the Borrower agrees to pay the Issuing Bank such additional amounts as shall be sufficient to compensate the Issuing Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Issuing Bank, submitted by the Issuing Bank to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

         Section 4.10 Capital Adequacy. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 60 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                   ARTICLE V

                                    Security

         Section 5.1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 5.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) The Borrower shall grant to the Agent for the benefit of the Banks a first priority, and perfected, security interest in all of its accounts, accounts receivable, money, chattel paper, documents, and instruments, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Borrower Security Agreement.

                  (b) The Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens and security interests in the Collateral.

                  (c) The Borrower shall cause each present and future Subsidiary, excluding Newpark Shipbuilding and Repair, Inc., to guaranty the Obligations and to grant to the Agent for the benefit of the Banks a first priority and perfected security interest in the accounts receivable of such Subsidiary pursuant to a Guarantor Security Agreement.

         Section 5.2 Setoff. If an Event of Default shall have occurred and is continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, such Bank's Note, or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or any of such Bank's Notes or such other Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                   ARTICLE VI

                              Conditions Precedent

         Section 6.1 Initial Advance or Letter of Credit. The obligation of each Bank to make its initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                  (a) Resolutions. Resolutions of the Board of Directors of the Borrower and each Guarantor certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which the Borrower or such Guarantor is or is to be a party;

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names of the officers of the Borrower and each Guarantor authorized to sign this Agreement and each of the other Loan Documents to which the Borrower or such Guarantor is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) Articles of Incorporation. The articles of incorporation of the Borrower and each Guarantor certified by the Secretary of State of the state of incorporation of the Borrower or such Guarantor and dated within 30 days prior to the date of the initial Advance or the initial Letter of Credit;

                  (d) Bylaws. The bylaws of the Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of the Borrower or such Guarantor;

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower and each Guarantor as to the existence and good standing of the Borrower and each Guarantor, each dated within 30 days prior to the date of the initial Advance or the initial Letter of Credit;

                  (f) Notes. The Notes executed by the Borrower in favor of each Bank;

                  (g) Borrower Security Agreement. The Borrower Security Agreement executed by the Borrower;

                  (h) Guarantor Security Agreement. The Guarantor Security Agreement executed by each Guarantor.

                  (i)      Guaranty. The Guaranty executed by each Guarantor.

                  (j) Contribution and Indemnification Agreement. The Contribution and Indemnification Agreement, executed by the Borrower and each Guarantor;

                  (k) Financing Statements. Uniform Commercial Code financing statements executed by the Borrower and each Guarantor and covering the Collateral;

                  (l) UCC Search. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower in each jurisdiction where the Collateral is located, such search to be as of a date no more than 10 days prior to the date of the initial Advance or the initial Letter of Credit;

                  (m) Opinion of Counsel. A favorable opinion of Borrower's legal counsel, in form and substance satisfactory to the Agent as to such matters as the Agent may reasonably request;

                  (n) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower;

                  (o) Facility Fee. A facility fee (to be shared by the Banks) in the amount of $50,000, which fee shall be deemed fully earned and non-refundable on the date hereof;

                  (p) No Material Adverse Change. Evidence that, in the sole discretion of the Agent and the Banks, no material adverse change has occurred in the financial condition, business or operations of the Borrower or any Guarantor or in its assets, liabilities and properties, and that no material threatened or pending litigation exists which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                  (q) Bludworth Acquisition and Debt Offering. Evidence satisfactory to the Agent that, as of the date of this Agreement, the Bludworth Acquisition and the offering of the Senior Unsecured Debt pursuant to the Indenture have been completed.

         Section 6.2 All Advances. The obligation of each Bank to make any Advance and of the Issuing Bank to issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

                  (a) Advance Request Form. The Agent shall have received an Advance Request Form, or a Letter of Credit Request Form, as applicable, dated the date of such Advance or Letter of Credit, executed by an authorized officer of the Borrower;

                  (b) No Default. No Default shall have occurred and be continuing, or would result from such Advance or Letter of Credit;

                  (c) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Advance or Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date; and

                  (d) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

                                  ARTICLE VII

                         Representations and Warranties

         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

         Section 7.1 Corporate Existence. The Borrower and each Guarantor (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Guarantor has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 7.2 Financial Statements. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 1997. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

         Section 7.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which the Borrower or such Guarantor is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower or such Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of the Borrower or any Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which the Borrower or any Guarantor is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article VI) upon any of the revenues or assets of the Borrower or any Guarantor.

         Section 7.4 Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         Section 7.5 Litigation and Judgments. Except as disclosed on Schedule
7.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary.

         Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except Permitted Liens.

         Section 7.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which the Borrower or any Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party or for the validity or enforceability thereof.

         Section 7.9 Debt. The Borrower and its Subsidiaries have no Debt, except as disclosed on Schedule 7.9 hereto.

         Section 7.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary. The federal income tax liability of the Borrower and its Subsidiaries or their predecessors in interest have been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1995.

         Section 7.11 Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 7.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Loan Document or furnished to the Agent or any Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower which has a Material Adverse Effect, or which might in the future have a Material Adverse Effect that has not been disclosed in writing to the Agent and the Banks.

         Section 7.14 Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto, and Schedule 7.14 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of the Borrower's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

         Section 7.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator.

         Section 7.17 Inventory. All inventory of the Borrower has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. ss.ss. 201-219), and the regulations promulgated thereunder.

         Section 7.18 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.19 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.20 Environmental Matters.  Except as disclosed on Schedule
7.20 hereto:

                  (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws except where the failure to comply would not have a Material Adverse Effect. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                  (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                  (c) Except in compliance with Environmental Laws, no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets;

                  (d) Except as disclosed in writing to the Agent, neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect;

                  (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws except where the failure to comply would not have a Material Adverse Effect;

                  (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

                                  ARTICLE VIII

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants unless the Agent and the Required Banks otherwise agree in writing:

         Section 8.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1997, (i) a copy of the audited annual financial statements of the Borrower and the Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and related statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case prepared in accordance with GAAP, setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified with an unqualified opinion by independent certified public accountants of recognized standing mutually acceptable to the Agent and the Borrower, and (ii) unaudited consolidating work papers prepared in connection with the audited financial statements delivered pursuant to subsection (i) above;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the end of each fiscal quarter, (i) a copy of the unaudited interim financial statements of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets and related statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to normal year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidating basis, at the date and for the periods indicated therein, and (ii) unaudited consolidating work papers prepared in connection with the audited financial statements delivered pursuant to subsection (i) above;

                  (c) Monthly Reports. As soon as available, but in any event, within 30 days after the end of each calendar month during the term hereof, (i) an accounts receivable aging certified by a responsible officer of the Borrower, (ii) an accounts payable aging certified by a responsible officer of the Borrower, and (iii) a Borrowing Base Certificate.

                  (d) Certificate of No Default. Concurrently with the delivery of the items referred to in subsections 8.1(b) hereof, a certificate of the chief executive officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article IX;

                  (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                  (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a Material Averse Effect;

                  (g) Notice of Default. As soon as possible and in any event within five days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                  (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;

                  (j) Notice of Material Adverse Change. As soon as possible and in any event within five days after the occurrence thereof, written notice of any matter that could have a Material Adverse Effect;

                  (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                  (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

         Section 8.3 Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 8.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established in conformity with GAAP.

         Section 8.5 Insurance. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Banks.

         Section 8.6 Inspection Rights; Field Audit. At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. In addition, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Bank to conduct an annual field audit of the Borrower's and the Subsidiaries' accounts receivable at the expense of the Borrower.

         Section 8.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

         Section 8.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 8.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of Agent for the benefit of the Banks in the Collateral.

         Section 8.11 ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

                                   ARTICLE IX

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants unless the Agent and the Required Banks otherwise agree in writing:

         Section 9.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                  (a)      Obligations to the Banks pursuant to the Loan
         Documents;

                  (b)      the Senior Unsecured Debt;

                  (c)      existing Newpark Debt;

                  (d)      Existing Debt described on Schedule 7.9 hereto;

                  (e) existing Capital Lease Obligations with respect to the Greens Bayou facility; and

                  (f) purchase money Debt not to exceed $200,000.

         Section 9.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except for the following Liens (collectively, the "Permitted Liens"):

                  (a)      Liens disclosed on Schedule 9.2 hereto;

                  (b) Liens in favor of the Agent for the benefit of the Banks;

                  (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

                  (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business; and

                  (g) Liens securing purchase money Debt permitted under
         Section 9.1(f); provided such Liens do not encumber or extend to any property other than property purchased with the proceeds of such purchase money Debt.

         Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or any part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself.

         Section 9.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

         Section 9.5 Investments. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except the following (collectively, "Permitted Investments"):

                  (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                  (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

                  (c) publicly traded commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's, a division of McGraw-Hill Companies, or Moody's Investors Service, Inc.;

                  (d) existing investments by the Borrower in Subsidiaries; and

                  (e) advances from the Subsidiaries to the Borrower.

         Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock, except issuances pursuant to the Borrower's existing stock or equity plan, a copy of which has been delivered to the Agent and, in the Borrower's case, a public offering of its equity securities for cash.

         Section 9.7 Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 9.8 Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, or permit any Subsidiary to do so with any of its assets, except (i) dispositions of inventory in the ordinary course of business and (ii) dispositions of equipment in the ordinary course of business, provided that such equipment is not necessary for the operation of the Borrower's or such Subsidiary's business.

         Section 9.9 Sale and Leaseback. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 9.10 Prepayment of Debt. The Borrower will not prepay, and will not permit any Subsidiary to prepay, any Debt, except the Obligations; provided, however, that (a) the Borrower may use Net Proceeds to prepay either
(a) the Newpark Debt or (b) up to 35% of the Senior Unsecured Debt.

         Section 9.11 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date hereof.

         Section 9.12 Environmental Protection. Except in compliance with Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible and which would have a Material Adverse Effect.

         Section 9.13 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Agent.

         Section 9.14 Compensation. The Borrower will not pay, and will not permit any Subsidiary to pay, to Samuel F. Eakin or any family member (by blood or marriage) of Samuel F. Eakin, Frank Eakin or David B. Ammons, or any of them, any cash compensation (including salary, bonus and other cash compensation) which would cause the aggregate combined cash compensation of Samuel F. Eakin and his family members to be greater than the amounts referred to in that certain Prospectus dated January 27, 1998 relating to the offering of the Senior Unsecured Debt, plus discretionary bonuses not to exceed, in the aggregate, 25% of Consolidated Net Income.

                                   ARTICLE X

                              Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants unless the Agent and the Required Banks otherwise agree in writing:

         Section 10.1 Funded Debt/Cash Flow Ratio. The Borrower will at all times maintain a Funded Debt to Cash Flow Ratio, calculated at the end of each fiscal quarter on a rolling four-quarter basis, not to exceed the following:


Period                                            Ratio
------                                            -----
through 6/30/98                                   8.0 to 1.0

7/1/98 to 9/30/98                                 7.5 to 1.0

10/1/98 to 12/31/98                               7.0 to 1.0

Thereafter                                        6.0 to 1.0

         Section 10.2 Debt Service Ratio. The Borrower will at all times maintain a Debt Service Ratio calculated at the end of each fiscal quarter beginning with the quarter ending March 31, 1998, on a rolling four-quarter basis, not less than 1.50 to 1.0.

         Section 10.3 Minimum Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth calculated at the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 1998, in an amount not less than the sum of (a) Consolidated Tangible Net Worth as of March 31, 1998, plus (b) 75% of Consolidated Net Income (without any deduction for losses), for each fiscal quarter of the Borrower ended through the date of determination beginning with the fiscal quarter ending March 31, 1998, plus (c) 100%
of the Net Proceeds received by the Borrower or any Subsidiary from any issuance, sale or other disposition of any shares of capital stock or other equity securities.

         Section 10.4 Minimum Consolidated Working Capital. The Borrower will at all times maintain a Consolidated Working Capital, calculated at the end of each fiscal quarter, of not less than $17,500,000.

         Section 10.5 INTENTIONALLY DELETED.

         Section 10.6 Capital Expenditures. The Borrower will not permit the aggregate Capital Expenditures of the Borrower and the Subsidiaries to exceed $35,000,000 during the term hereof; provided, that for the purpose of determining the aggregate Capital Expenditures, to the extent that the Borrower or any Subsidiary acquires the assets of or any shares or other beneficial ownership of any Person in a transaction consented to by the Agent and the Required Banks, any portion of the purchase price that would otherwise be characterized as Capital Expenditures shall not be included in the determination of Capital Expenditures for the purposes of this Section 10.5.

         Section 10.7 Operating Leases. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any liability for payments under any Operating Leases, except liabilities under Operating Leases which do not in the aggregate require the Borrower and the Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Subsidiary is obligated to pay under any such Operating Lease) in any fiscal year of the Borrower in excess of $1,000,000.

                                   ARTICLE XI

                                    Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower or any Obligated Party shall fail to pay when due the Obligations or any part thereof.

                  (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document and, in the case of breaches of Articles VIII (other than Sections 8.1(d) and 8.6) and thereof, such failure shall continue for 10 days after its occurrence.

                  (d) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days.

                  (f) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $100,000 against any of its assets or properties.

                  (g) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $100,000.

                  (k) The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within 30 days from the date of entry thereof.

         Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

                  (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Termination of Total Commitment. Terminate the Total Commitment without notice to the Borrower.

                  (c) Judgment. Reduce any claim to judgment.

                  (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                  (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Subsection (d) or (e) of Section 14.1, the Total Commitment of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 11.3 Cash Collateral. If any Event of Default shall occur and be continuing, the Borrower shall, if requested by the Agent, immediately deposit with and pledge to the Agent on behalf of the Banks cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations.

         Section 11.4 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                  ARTICLE XII

                                   The Agent

         Section 12.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Banks hereby irrevocably appoint and authorize SWBT to act as their Agent hereunder and under each of the other Loan Documents. SWBT consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself and the other Banks:

                  (a) To receive on behalf of each of the Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank its pro rata share of all payments so received as provided in this Agreement;

                  (b) To receive all documents and items to be furnished under the Loan Documents;

                  (c) To act as nominee for and on behalf of the Banks in and under the Loan Documents;

                  (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

                  (e) To distribute to the Banks information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks;

                  (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank all rights and remedies of Banks upon the occurrence of any Event of Default;

                  (h) To accept, execute, and deliver the Security Agreement and any other security documents as the secured party; and

                  (i) To take such other actions as may be requested by Required Banks.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank;
(iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 12.2 Rights of Agent as a Bank. With respect to its Commitment, the Advances made by it and the Note issued to it, SWBT in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

         Section 12.3 Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 12.4 INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY

WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE SUM OF THE BANKS' COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 12.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 12.6 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its respective Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such

Bank's respective Commitment. No Bank shall be responsible for any act or omission of any other Bank.

         Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by Required Banks. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                  ARTICLE XIII

                                 Miscellaneous

         Section 13.1 Expenses. The Borrower hereby agrees to pay on demand:
(a) all costs and expenses of the Agent and the Banks in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks,
(b) all costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Agent and the Banks in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining any audit, or appraisal in respect of the Collateral; provided that, unless a Default or Event of Default has occurred or is continuing, the Borrower shall not be required to pay for more than one annual field audit of accounts receivable.

         Section 13.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE
OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD

EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE LENDER OR ANY OF THE LENDER'S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON BUT NOT ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON.

         Section 13.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Bank or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 13.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent and the Banks shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and each Bank is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Bank to be other than that of debtor and creditor.

         Section 13.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.8 Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Bank.

                  (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan

         Documents (including, without limitation, its Commitment and Advances) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment Acceptance with respect to such assignment) shall in no event be less than $2,500,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in
         Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

                  (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "E" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note or Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto.

                  (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

         Section 13.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article IV and Sections 12.1 and 12.2 shall survive repayment of the Notes and termination of the Commitments.

         Section 13.10 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article III; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this Section 13.10; or (g) release any Collateral. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article XIII hereof without the prior written consent of the Agent.

         Section 13.11 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

         Section 13.12 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to
Article II shall not be effective until received by the Agent.

         Section 13.13 Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and
(b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section
13.12. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by the Borrower against the Agent or any Bank shall be brought only in a court located in Harris County, Texas.

         Section 13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.15 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.17 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 13.18 Construction. The Borrower, the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 13.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 13.21     ARBITRATION.

                  (a) ARBITRATION. NOTWITHSTANDING ANY PROVISION IN ANY LOAN DOCUMENT TO THE CONTRARY, UPON THE DEMAND OF ANY PARTY, ANY DISPUTE SHALL BE RESOLVED BY BINDING ARBITRATION (EXCEPT AS SET FORTH IN (E) BELOW) IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. A "DISPUTE" SHALL MEAN ANY ACTION, DISPUTE, CLAIM OR CONTROVERSY OF ANY KIND, WHETHER IN CONTRACT OR TORT, STATUTORY OR COMMON LAW, LEGAL OR EQUITABLE, NOW EXISTING OR HEREAFTER ARISING UNDER OR IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, ANY OF THE LOAN DOCUMENTS, OR ANY PAST, PRESENT OR FUTURE EXTENSIONS OF CREDIT AND OTHER ACTIVITIES, TRANSACTIONS OR OBLIGATIONS OF ANY KIND RELATED DIRECTLY OR INDIRECTLY TO ANY OF THE LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATION, ANY OF THE FOREGOING ARISING IN CONNECTION WITH THE EXERCISE OF ANY SELF-HELP, ANCILLARY OR OTHER REMEDIES PURSUANT TO ANY OF THE LOAN DOCUMENTS. ANY PARTY MAY BY SUMMARY PROCEEDINGS BRING AN ACTION IN COURT TO COMPEL ARBITRATION OF A DISPUTE. ANY PARTY WHO FAILS OR REFUSES TO SUBMIT TO ARBITRATION FOLLOWING A LAWFUL DEMAND BY ANY OTHER PARTY SHALL BEAR ALL COSTS AND EXPENSES INCURRED BY SUCH OTHER PARTY IN COMPELLING ARBITRATION OF ANY DISPUTE.

                  (b) GOVERNING RULES. ARBITRATION PROCEEDINGS SHALL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") OR SUCH OTHER ADMINISTRATOR AS THE PARTIES SHALL MUTUALLY AGREE UPON IN ACCORDANCE WITH THE AAA COMMERCIAL ARBITRATION RULES. ALL DISPUTES SUBMITTED TO ARBITRATION SHALL BE RESOLVED IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE), NOTWITHSTANDING ANY CONFLICTING CHOICE OF LAW PROVISION IN ANY OF THE LOAN DOCUMENTS. THE ARBITRATION

         SHALL BE CONDUCTED AT A LOCATION IN TEXAS SELECTED BY THE AAA OR OTHER ADMINISTRATOR. IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND ANY SUCH RULES, THE TERMS AND PROCEDURES SET FORTH HEREIN SHALL CONTROL. ALL STATUTES OF LIMITATION APPLICABLE TO ANY DISPUTE SHALL APPLY TO ANY ARBITRATION PROCEEDING. ALL DISCOVERY ACTIVITIES SHALL BE EXPRESSLY LIMITED TO MATTERS DIRECTLY RELEVANT TO THE DISPUTE BEING ARBITRATED. JUDGMENT UPON ANY AWARD RENDERED IN AN ARBITRATION MAY BE ENTERED IN ANY COURT HAVING JURISDICTION; PROVIDED HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WAIVER BY ANY PARTY THAT IS A BANK OF THE PROTECTIONS AFFORDED TO IT UNDER 12 U.S.C.
         SECTION 91 OR ANY SIMILAR APPLICABLE STATE LAW.

                  (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. NO PROVISION HEREOF SHALL LIMIT THE RIGHT OF ANY PARTY TO EXERCISE SELF-HELP REMEDIES SUCH AS SETOFF, FORECLOSURE AGAINST OR SALE OF ANY REAL OR PERSONAL PROPERTY COLLATERAL OR SECURITY, OR TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES, INCLUDING WITHOUT LIMITATION INJUNCTIVE RELIEF, SEQUESTRATION, ATTACHMENT, GARNISHMENT OR THE APPOINTMENT OF A RECEIVER, FROM A COURT OF COMPETENT JURISDICTION BEFORE, AFTER OR DURING THE PENDENCY OF ANY ARBITRATION OR OTHER PROCEEDING. THE EXERCISE OF ANY SUCH REMEDY SHALL NOT WAIVE THE RIGHT OF ANY PARTY TO COMPEL ARBITRATION HEREUNDER.

                  (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. ARBITRATORS MUST BE ACTIVE MEMBERS OF THE TEXAS STATE BAR WITH EXPERTISE IN THE SUBSTANTIVE LAWS APPLICABLE TO THE SUBJECT MATTER OF THE DISPUTE. ARBITRATORS ARE EMPOWERED TO RESOLVE DISPUTES BY SUMMARY RULINGS IN RESPONSE TO MOTIONS FILED PRIOR TO THE FINAL ARBITRATION HEARING. ARBITRATORS (I) SHALL RESOLVE ALL DISPUTES IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF TEXAS, (II) MAY GRANT ANY REMEDY OR RELIEF THAT A COURT OF THE STATE OF TEXAS COULD ORDER OR GRANT WITHIN THE SCOPE HEREOF AND SUCH ANCILLARY RELIEF AS IS NECESSARY TO MAKE EFFECTIVE ANY AWARD, AND (III) SHALL HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES, TO IMPOSE SANCTIONS AND TO TAKE SUCH OTHER ACTIONS AS THEY DEEM NECESSARY TO THE SAME EXTENT A JUDGE COULD PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE, THE TEXAS RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW. ANY DISPUTE IN WHICH THE AMOUNT IN CONTROVERSY IS $5,000,000 OR LESS SHALL BE DECIDED BY A SINGLE ARBITRATOR WHO SHALL NOT RENDER AN AWARD OF GREATER THAN $5,000,000 (INCLUDING DAMAGES, COSTS, FEES AND EXPENSES). BY SUBMISSION TO A SINGLE ARBITRATOR, EACH PARTY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO RECOVER MORE THAN $5,000,000. ANY DISPUTE IN WHICH THE AMOUNT IN

         CONTROVERSY EXCEEDS $5,000,000 SHALL BE DECIDED BY MAJORITY VOTE OF A PANEL OF THREE ARBITRATORS; PROVIDED HOWEVER, THAT ALL THREE ARBITRATORS MUST ACTIVELY PARTICIPATE IN ALL HEARINGS AND DELIBERATIONS.

                  (e) JUDICIAL REVIEW. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN ANY ARBITRATION IN WHICH THE AMOUNT IN CONTROVERSY EXCEEDS $25,000,000, THE ARBITRATORS SHALL BE REQUIRED TO MAKE SPECIFIC, WRITTEN FINDINGS OF FACT AND CONCLUSIONS OF LAW. IN SUCH ARBITRATIONS (I) THE ARBITRATORS SHALL NOT HAVE THE POWER TO MAKE ANY AWARD WHICH IS NOT SUPPORTED BY SUBSTANTIAL EVIDENCE OR WHICH IS BASED ON LEGAL ERROR, (II) AN AWARD SHALL NOT BE BINDING UPON THE PARTIES UNLESS THE FINDINGS OF FACT ARE SUPPORTED BY SUBSTANTIAL EVIDENCE AND THE CONCLUSIONS OF LAW ARE NOT ERRONEOUS UNDER THE SUBSTANTIVE LAW OF THE STATE OF TEXAS, AND (III) THE PARTIES SHALL HAVE IN ADDITION TO THE GROUNDS REFERRED TO IN THE FEDERAL ARBITRATION ACT FOR VACATING, MODIFYING OR CORRECTING AN AWARD THE RIGHT TO JUDICIAL REVIEW OF (A) WHETHER THE FINDINGS OF FACT RENDERED BY THE ARBITRATORS ARE SUPPORTED BY SUBSTANTIAL EVIDENCE, AND (B) WHETHER THE CONCLUSIONS OF LAW ARE ERRONEOUS UNDER THE SUBSTANTIVE LAW OF THE STATE OF TEXAS. JUDGMENT CONFIRMING AN AWARD IN SUCH A PROCEEDING MAY BE ENTERED ONLY IF A COURT DETERMINES THE AWARD IS SUPPORTED BY SUBSTANTIAL EVIDENCE AND NOT BASED ON LEGAL ERROR UNDER THE SUBSTANTIVE LAW OF THE STATE OF TEXAS.

                  (f) MISCELLANEOUS. TO THE MAXIMUM EXTENT PRACTICABLE, THE AAA, THE ARBITRATORS AND THE PARTIES SHALL TAKE ALL ACTION REQUIRED TO CONCLUDE ANY ARBITRATION PROCEEDING WITHIN 180 DAYS OF THE FILING OF THE DISPUTE WITH THE AAA. NO ARBITRATOR OR OTHER PARTY TO AN ARBITRATION PROCEEDING MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS THEREOF, EXCEPT FOR DISCLOSURES OF INFORMATION BY A PARTY REQUIRED IN THE ORDINARY COURSE OF ITS BUSINESS, BY APPLICABLE LAW OR REGULATION, OR TO THE EXTENT NECESSARY TO EXERCISE ANY JUDICIAL REVIEW RIGHTS SET FORTH HEREIN. IF MORE THAN ONE AGREEMENT FOR ARBITRATION BY OR BETWEEN THE PARTIES POTENTIALLY APPLIES TO A DISPUTE, THE ARBITRATION PROVISION MOST DIRECTLY RELATED TO THE LOAN DOCUMENTS OR THE SUBJECT MATTER OF THE DISPUTE SHALL CONTROL. THIS ARBITRATION PROVISION SHALL SURVIVE TERMINATION, AMENDMENT OR EXPIRATION OF ANY OF THE LOAN DOCUMENTS OR ANY RELATIONSHIP BETWEEN THE PARTIES.

         Section 13.22 NO ORAL AGREEMENTS. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN PRESENT THE FINAL

AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR
VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL
AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS AMONG THE PARTIES HERETO.

                [Balance of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   BORROWER:

                                   FIRST WAVE MARINE, INC.


                                   By:      /s/ Samuel F. Eakin
                                      -------------------------
                                          Samuel F. Eakin
                                          Chief Executive Officer

                                   Address for Notices:
                                   4000 S. Sherwood Forest Boulevard
                                   Suite 603
                                   Baton Rouge, Louisiana  70816
                                   Attention:           Chief Financial Officer
                                   Fax No.:             (504) 292-8801
                                   Telephone No.:       (504) 292-8800


                                   AGENT:

                                   SOUTHWEST BANK OF TEXAS, N.A.


                                   By:     /s/ Carmen A. Dunmire
                                      --------------------------
                                          Carmen A. Dunmire
                                          Vice President

                                   Address for Notices:
                                   5 Post Oak Park
                                   4400 Post Oak Parkway
                                   Houston, Texas  77027
                                   Attention:           Carmen A. Dunmire
                                   Fax No.:             713/621-2031
                                   Telephone No.:       713/235-8881

                                   BANKS:

                                   SOUTHWEST BANK OF TEXAS, N.A.


Commitment: $10,000,000            By:   /s/ Carmen A. Dunmire
                                      -------------------------
                                        Carmen A. Dunmire
                                        Vice President

                                   Address for Notices:
                                   5 Post Oak Park
                                   4400 Post Oak Parkway
                                   Houston, Texas  77027
                                   Attention:                 Carmen A. Dunmire
                                   Fax No.:                   713/621-2031
                                   Telephone No.:             713/235-8881

                               INDEX TO EXHIBITS


  Exhibit         Description of Exhibit                                                Section
  -------         ----------------------                                                -------

    "A"           Form of Note                                                          2.2, 6.1(f)
   "B-1"          Advance Request Form                                                  3.1
   "B-2"          Letter of Credit Request Form                                         2.6
    "C"           Guaranty                                                              6.1(i)
   "D-1"          Borrower Security Agreement                                           5.1(a), 6.1(g)
   "D-2"          Guarantor Security Agreement                                          5.1(c), 6.1(h)
    "E"           Assignment and Acceptance                                             13.8
    "F"           Borrowing Base Certificate                                            6.1(r)
    "G"           Contribution and Indemnification Agreement                            6.1(j)


                               INDEX TO SCHEDULES


 Schedule         Description of Schedule
 --------         -----------------------

    7.5           Existing Litigation
    7.9           Existing Debt
   7.14           List of Subsidiaries
   7.20           Environmental Matters
    9.2           Existing Liens


                                  SCHEDULE 7.5

                              Existing Litigation

                                  SCHEDULE 7.9

                                 Existing Debt


Payee                         Amount                   Maturity Date
-----                         ------                   -------------
SFA Industries, Inc.         $[50,000]



                                 SCHEDULE 7.14

                              List of Subsidiaries



                                                                PERCENTAGE OF
  NAME OF                 JURISDICTION OF                    VOTING STOCK OWNED
SUBSIDIARY                 INCORPORATION                       BY THE BORROWER
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================



                                 SCHEDULE 7.20

                             Environmental Matters

                                  SCHEDULE 9.2

                                 Existing Liens